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                              STOCK SALE AGREEMENT

                  STOCK SALE AGREEMENT (the "Agreement") dated as of October 30, 2002, between DT Subsidiary Corp., a Delaware corporation (the "Company"), and Michael A. Sumsky (the "Seller").

                                   WITNESSETH:

                  In consideration of the payment by the Company to the Seller of $300,000 (the "Consideration") and the other mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                  1.       Purchase, Sale and Delivery of the Shares.

                  Subject to the terms and conditions set forth in this Agreement, (a) the Seller hereby sells to the Company, and the Company hereby purchases from the Seller, a total of 15,000 shares (the "Shares") of the common stock, par value $0.01 per share, of Diamond Triumph Auto Glass, Inc., a Delaware corporation and the parent of the Company, for the Consideration, (b) the Seller hereby transfers and delivers the Shares to the Company (duly endorsed for transfer or accompanied by appropriate stock transfer powers duly executed) and (c) the Company hereby delivers to the Seller the Consideration by check made payable to the order of the Seller.

                  2.       Representations and Warranties of the Seller.

                  The Seller hereby represents and warrants to the Company that the Seller has good and marketable title to the Shares, free and clear of all claims, encumbrances, security interests or liens of any kind or nature whatsoever. Immediately upon consummation of the sale of the Shares by the Seller pursuant to this Agreement, the Company will possess good and marketable title to the Shares, free and clear as aforesaid.

                  3.       Miscellaneous.

                  (a) All representations and warranties made by the Seller in this Agreement or pursuant hereto shall survive the execution and delivery of this Agreement.

                  (b) This Agreement contains the entire agreement of the parties hereto with respect to the purchase and sale of the Shares; shall be binding upon and inure to the benefit of the Company and the Seller, and their respective successors and assigns; and may not be changed or terminated orally.

                  (c) This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of New York, without reference to principles of conflict of laws

                  (d) This Agreement may be executed in one or more counterparts, each shall be deemed to be original, but all of which together shall constitute one and the same.

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                  IN WITNESS WHEREOF, the parties hereto have caused this Stock
Sale Agreement to be duly executed as of the day and year first above written.

                                            DT SUBSIDIARY CORP.

                                            By:   /s/ Kenneth Levine
                                               -----------------------------
                                                  Kenneth Levine

                                            MICHAEL A. SUMSKY

                                            By:   /s/ Michael A. Sumsky
                                               -------------------------------
                                                  Michael A. Sumsky

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